Exhibit 99.28(h)(3)

Amended and Restated

Schedule A

to the

Co-Administration Agreement

by and between

Investment Managers Series Trust III

and

UMB Fund Services, Inc.

and

Mutual Fund Administration, LLC

NAME OF FUNDS

FPA Crescent Fund

FPA Flexible Fixed Income Fund

FPA New Income Fund

FPA Queens Road Small Cap Value Fund

FPA Queens Road Value Fund

FPA Global Equity Fund

FPA Global Equity ETF

The undersigned, intending to be legally bound, hereby execute this Amended and Restated Schedule A to the Co-Administration Agreement by and between Investment Managers Series Trust III (formerly, FPA Funds Trust), UMB Fund Services, Inc. and Mutual Fund Administration, LLC, to be effective as of the [ ] day of [              ].

INVESTMENT MANAGERS SERIES TRUST III
(“Trust”)

By:
Maureen Quill
President

UMB FUND SERVICES, INC.
(“UMBFS”)

By:
Maureen Quill
Executive Vice President

MUTUAL FUND ADMINISTRATION, LLC
(“MFAC”)

By:
[ ]

Schedule B

to the

Co-Administration Agreement

by and among

Investment Managers Series Trust III,

UMB Fund Services, Inc.,

and

Mutual Fund Administration, LLC

SERVICES

Subject to the direction and control of the Board of Trustees and utilizing information provided by the Trust and its agents, the Co-Administrators will:

General Fund Management	MFAC	UMBFS
Act as liaison among all Fund service providers.	✓	✓
Supply corporate secretarial services.	✓
Provide office facilities.	✓	✓
Supply non-investment related statistical and research data as needed.	✓
Coordinate the Trust’s Board of Trustees’ (the “Board of Trustees” or the “Trustees”) communication:
Establish meeting agendas.	✓
Compile Board of Trustee Meeting materials.	✓
Prepare reports for the Trustees based on financial and administrative data.	✓
Evaluate independent auditor.	✓
Secure and monitor fidelity bond and Direct and Officer liability coverage, and make the necessary Securities and Exchange Commission (the “SEC”) filings relating thereto.	✓
Prepare minutes of meetings of the Board of Trustees and Fund shareholders.	✓
Provide personnel to serve as officers of the Trust if so elected by the Board of Trustees, attend Board of Trustees meetings and present materials for Trustees’ review at such meetings.	✓	✓
SEC Exams:
Facilitate audit process.	✓	✓
Provide information to the SEC, as requested.	✓	✓
Assist in overall operations of the Trust.	✓	✓
Assist with the "start-up" of new funds.	✓	✓

Compliance
Regulatory Compliance:
Monitor compliance with the 1940 Act requirements, including:
Review results of asset diversification tests for diversified funds	✓
Maintenance of books and records under Rule 31a-3	✓	✓
Code of Ethics for the Trustees and Officers of the Trust.	✓
Monitor Fund's compliance with the policies and investment limitations of the Trust as set forth in its current prospectus (the “Prospectus”) and statement of additional information (the “SAI”).	✓
Monitor affiliated transactions under exemptive rules (17a-7, 17e-1, etc.)	✓
Maintain awareness of applicable regulatory, reporting and operational service issues and recommend dispositions.	✓	✓
Blue Sky Compliance:
Prepare and file with the appropriate state securities’ authorities any and all required compliance filings relating to the registration of the securities of the Trust so as to enable the Trust to make a continuous offering of its shares in all states.		✓
Monitor status and maintain registrations in each state.		✓
Provide information regarding material developments in state securities regulation.		✓
SEC Registration and Reporting:
Assist Trust counsel in updating the Prospectus and SAI and in preparing proxy statements.	✓
File Form N1-A.	✓
On an annual basis, compile and review data required to complete Form N-CEN and provide a draft of the report to the advisor for approval prior to filing		✓
File Form N-CEN with the SEC by the required deadline.		✓
On a monthly basis, extract the required N-PORT data from UMBFS’s fund accounting system and import into the financial reporting system.		✓
Incorporate security reference and risk data into Form N-PORT, as necessary, from advisor or third-party provider approved by the advisor.		✓
Review all N-PORT data and provide a draft of the report to the advisor for approval prior to filing.		✓
On a monthly basis file Form N-PORT with the SEC, within the 30-day filing requirement.		✓
Coordinate EDGAR processing of financials, including proofing.	✓
Complete and file Form N-CSR.	✓
Prepare Schedules of Investments for Form N-Q or Part F: Exhibits to Form N-PORT.		✓
File Form N-Q or Part F: Exhibits to Form N-PORT.	✓
Coordinate the printing, filing and mailing of publicly disseminated Prospectuses and shareholder reports.	✓
File fidelity bond under Rule 17g-1.	✓
Prepare and file Rule 24f-2 notices.	✓
Assist in coordination of filing proxy voting on Form N-PX.	✓

IRS Compliance:
Monitor each Fund's status as a regulated investment company under Subchapter M, including without limitation, review of the following:
Asset diversification requirements	✓
90% gross income test under Subchapter M	✓
Distribution requirements pursuant to Subchapter M and applicable excise tax laws.		✓
Calculate year end and excise tax distribution.		✓
Financial Reporting
Provide financial data required by the Fund’s Prospectus and SAI.	✓	✓
Compute the yield and total return of each class of each Fund.		✓
Compute each Fund's portfolio turnover rate and expense ratio.	✓
Monitor the expense accruals and notify the Advisor's management (and fund accountants) of any proposed adjustments.	✓
Prepare Financial Statements (i.e., Statements of Assets & Liabilities, Statements of Operations, Statements of Changes in Net Assets, Statements of Cash Flow (if required), Schedules of Investments including graphical presentation of holdings, and Financial Highlights), including footnotes and Expense Example. Provide support to audit team with respect to these financial statements.		✓
Review Financial Statements, including footnotes, prepared by UMBFS and provide comments.	✓
Prepare information supplemental to Financial Statements necessary for annual and semi-annual reports including Board of Trustees information/table, disclosure regarding approval of advisory agreements and Management’s Discussion of Fund Performance including the line graph comparing account value of the fund against the benchmark index.	✓
Coordinate printing process, including proofing.	✓
Process payment of Fund expenses.	✓
Authorize payments under Rule 12b-1 or similar plans.	✓
Year-end book to tax adjustments.		✓
Prepare quarterly broker security transaction summaries.	✓

Tax Services and Reporting
Work with independent auditors to file, on a timely basis, the appropriate federal and state tax returns as prepared by the Fund's auditors, including without limitation, Forms 1120/8613.		✓
Prepare state income breakdowns where relevant.		✓
Provide the data to UMB to complete Form 1099 Miscellaneous for payments to Trustees and other service providers.	✓
Generate, file and mail Form 1099 Miscellaneous for payments to Trustees and other service providers.		✓
Monitor wash sale losses, PFICs and other applicable book to tax basis adjustments.		✓
Calculate eligible dividend income for corporate shareholders.		✓
Estimate income through calendar year-end for year-end dividend calculation.	✓
Submit dividend declarations and distributions to the Board of Trustees, prepare and distribute to appropriate parties notices announcing declaration of dividends and other distributions to shareholders.	✓
Calculate monthly/quarterly dividends.	✓
Review monthly/quarterly dividends.		✓

The duties of the Co-Administrators shall be confined to those expressly set forth herein, and no implied duties are assumed by or may be asserted against any of the Co-Administrators hereunder. These Services do not include correcting, verifying or addressing any prior actions or inactions by any Fund or by any prior service provider. To the extent the Co-Administrators agree to take such actions, those actions taken shall be deemed part of this Schedule B.